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Exhibit 99.3

Fairfield, NJ - Prime Hospitality Corp. (NYSE:PDQ) ("Prime") announced today that it completed the issuance of $200 million 8 3/8% Senior Subordinated Notes due 2012 and that as of 5:00 p.m., New York City time, on April 29, 2002 (the "Consent Date"), it had received the tenders and consents required to eliminate or modify certain covenants and related provisions in the indenture governing its outstanding 9 -3/4% Senior Subordinated Notes due 2007 (the "Notes"). As of the Consent Date, tenders and consents representing approximately 99.8% of the $190 million aggregate principal amount outstanding of the Notes were received by the depositary and accepted for payment by Prime.

          Prime has paid the total consideration of $1,050.00 per $1,000 principal amounts of Notes validly tendered on or prior to the Consent Date by delivery to the depositary. Furthermore, Prime and the indenture trustee have executed a supplemental indenture containing certain amendments to the indenture, as described in Prime's Offer to Purchase and Consent Solicitation Statement dated April 17, 2002 (the "Offer to Purchase"). Prime paid for the Notes with the net proceeds of the issuance of $200 million 8 3/8% Senior Subordinated Notes due 2012 and cash on hand.

          Holders who validly tender their Notes after the Consent Date and prior to 12:00 midnight on Tuesday, May 14, 2002 (the "Expiration Date") are only entitled to receive the purchase price for their Notes equal to the total consideration minus the consent payment. As a result, holders are entitled to receive $1,020.00 for each $1,000 principal amount of Notes tendered after the Consent Date but prior to the Expiration Date.

          Bear, Stearns & Co. Inc. is the dealer manager for the tender offer and solicitation agent for the consent solicitation. Questions or requests for assistance may be directed to Bear Stearns at 877-696-BEAR (toll free). Requests for documentation may be directed to D.F. King & Co., Inc., the information agent for the tender offer and the consent solicitation at 800-549-6746 (toll free). Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the tender offer and consent solicitation.

          This announcement shall not constitute an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The tender offer and consent solicitation is being made solely by the Offer to Purchase and the related letter of transmittal and consent.

          In addition, Prime confirmed that it intends to call for redemption any Notes not tendered in the tender offer at a redemption price of $1,048.75 per $1,000 principal amount of such notes. This press release does not constitute a call for redemption, which may be made at a later date in accordance with the indenture.

          Prime Hospitality Corp., one of the nation's premiere lodging companies, owns, manages, develops and franchises 234 hotels throughout the United States. Prime owns and operates two proprietary brands, AmeriSuites(R) (all-suites) and Wellesley Inns & Suites(R) (limited-service). Also within Prime's portfolio are owned and/or managed


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hotels operated under franchise agreements with national hotel chains including
Hilton, Radisson, Sheraton, Holiday Inn and Ramada.

          Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include the information about our possible or assumed future results of operations and statements preceded by, followed by or that include the words "expect," "intend," "plan," or similar expressions, or the negative thereof. Actual results may differ materially from those expressed in these forward-looking statements. Readers of this press release are cautioned not to unduly rely on any forward-looking statements.


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